SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego CA 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

PriceSmart, Inc. (the “Company”), as part of its on-going review of asset valuations, has determined that it is appropriate to reduce the carrying value of its investment in its Mexico joint venture, PSMT Mexico, S.A. de C.V. Accordingly, the Company expects to take a non-cash charge to earnings in the fourth quarter of fiscal 2004. This charge, currently estimated to be approximately $3.5 million, will reduce the Company’s “investment in unconsolidated affiliate” to the estimated fair market value, as determined using standard valuation techniques.

The Company is a 50% shareholder in PSMT Mexico, S.A. de C.V. and accounts for its investment under the equity accounting method.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2004	PRICESMART, INC.

	By:	/s/ John M. Heffner
John M. Heffner Chief Financial Officer